UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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OraSure Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 30, 2026, OraSure Technologies, Inc. (the “Company”) issued a presentation regarding the Company’s performance and governance and to respond to recent statements of Altai Capital Management.

OraSure: The Facts Altai Capital has made several misleading claims that serve as the basis for its efforts to replace two independent directors on OraSure’s Board. This presentation sets the record straight on the facts.  March 2026

Strategy & Growth Outlook

The Facts OraSure is executing a focused strategy with near-term catalysts expected to drive revenue growth, margin expansion, and profitability

Positioned for near-term value inflection over the next 6-12 months

1H 2026	2H 2026	Entering 2027
FDA review underway	Planned product launches and revenue ramp	Expected operating cash flow breakeven

- **Public health funding environment stabilizing** across U.S. and international markets; recovery in testing volumes expected as programs normalize post-2025 disruption
- **Leveraging existing platform and infrastructure to pursue growth opportunities** and further diversify our customer base
- **New products with near-term milestones** with potential to drive incremental revenue in 2026

| Sherlock CT/NG Molecular Self-test | **~$1.5bn and growing STI TAM**

| Colli-Pee Urine Collection Device | **~$0.5bn TAM, ~6% CAGR**

OraSure is building strong momentum in the attractive and growing diagnostics industry, with a clear path to commercialization and revenue growth in 2026 and beyond

Source: Public filings

2

Total Shareholder Return

The Facts OraSure outperforms the median when compared to Altai's own selected peer set[1]


CEO Tenure
Peer Median
(22%)
(62%)
Outperforms
1-Year
51% ADPT
(4%) VCYT
(8%) FLGT
(14%) OSUR
(14%) Median
(21%) LAB
(47%) QTRX
(59%) QDEL
In-line
3-Years
42% ADPT
37% VCYT
(49%) OSUR
(50%) FLGT
(53%) Median
(56%) LAB
(66%) QTRX
(83%) QDEL
In-line
5-Years
(38%) VCYT
(68%) ADPT
(73%) OSUR
(79%) LAB
(82%) Median
(84%) FLGT
(88%) QDEL
(93%) QTRX
Outperforms

OraSure has outperformed the peer median by ~40% during Carrie Eglinton Manner's tenure as CEO, and the Company remains focused on enhancing its long-term value for all shareholders

Source: Public filings, Bloomberg, FactSet (as of 3/27/26)
1. TSR measured on unaffected basis and assumes dividends are re-invested on ex-dividend date; peers include Adaptive Biotechnologies, Veracyte, Fulgent Genetics, Quanterix, QuidelOrtho, and Standard BioTools; CEO tenure period measured as of day prior to Carrie Eglinton Manner's start date (6/4/22)

3

Capital Allocation OraSure takes a disciplined approach to capital allocation, placing focus on high-ROI growth, maintaining a debt-free balance sheet, and returning capital to shareholders Average repurchase price in 2025 of $2.85, well below Altai’s $4.54–$6.60/share valuation, contradicting Altai's claims of value-destructive capital allocation Sherlock, BioMedomics  with low upfront capital exposure and meaningful upside opportunity $199M  cash balance with no debt +17% Over 3 years to advance product roadmap $40M program initiated in 2025 with $15M already deployed Executed tuck-in acquisitions Strong balance sheet Thoughtfully ramping R&D investment Share repurchase program Source: Public filings, FactSet Note: Cash and debt figures shown as of 12/31/25

Strengthening Operations

The Facts OraSure's operations reflect a strategic transition and repositioning for revenue acceleration and continued margin expansion

Gross margin[1] is improving

As volumes scale, adjusted gross margin is expected to drive toward our target of ~50%

40%
2022FY

+260bps
expansion over 3 years

43%
2025FY

SG&A Continues to Be Rationalized

$117.4M
2022FY

37%
reduction over 3 years

$73.8M
2025FY

Operating capacity

Capacity expanded during COVID **via fully funded government programs** (~30% utilized today), with modest incremental maintenance cost and **providing operating leverage** as volumes scale **without requiring incremental capital investment**

Key cost actions driving efficiencies

- **Workforce rationalization:** Reduced workforce by ~40% since 2023
- **Site and production consolidation:** Closed 4 global sites and wound down 2 declining product lines
- **Manufacturing automation:** Increased automation and simplified production footprint

OraSure's actions support a clear path to cash flow breakeven entering 2027

Source: Public filings, FactSet
1. This communication makes use of certain financial measures that are not prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Please refer to the Appendix to this presentation for a reconciliation of any non-GAAP financial measures.

5

M&A Track Record

The Facts OraSure has deployed capital into pre-commercial diagnostic platforms with defined regulatory pathways

Deals structured to align investment with value realization

Altai seemingly assigns zero value to assets prior to regulatory outcome, inconsistent with how diagnostics assets are valued in public and private markets sapphiros Equity investment
& exclusive distribution rights to key future products

Highly credible consumer diagnostics platform backed by KKR with several recent contract wins…

- ✓ Expands capabilities in the growing consumer diagnostics market, adding technologies in blood self-collection plus visual and digital lateral flow testing
- ✓ Under agreement with Sapphiros, Roche gains access to at least 1 billion tests annually from Sapphiros' 5 billion unit capacity in the event of a future pandemic
- ✓ Collaborating with BARDA to develop an over-the-counter (OTC) antigen test

SHERLOCK BIOSCIENCES $5M upfront
+ contingent payments

Products currently under FDA review with potential decisions in 1H26…

- ✓ FDA submission in December 2025
- ✓ Well-positioned to enter ~$1.5B CT/NG at-home testing market
- ✓ Sherlock CT/NG test has the potential to be one of OraSure's largest revenue products in the next 3-5 years
- ✓ Transaction was overseen by independent directors and external advisors

M&A strategy has targeted large TAM opportunities *with limited upfront investment*

Equity Investment *+ distribution agreement* sapphiros 1/4/24 — Multi $B Consumer TAM

Acquisition Sherlock BIOSCIENCES $5M + contingent earnout 12/19/24 — ~$1.5B CT/NG TAM

Acquisition BioMedomics $4M + contingent earnout 11/5/25 — Global Screening TAM

Investments are progressing toward near-term milestones with meaningful upside and limited upfront capital exposure

Source: Public filings

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Director Stock Ownership Stock ownership of OraSure's independent directors is above the median of Altai’s selected peers and demonstrates strong shareholder alignment 2x Peers OraSure’s independent directors own more than double the median of peer Boards, in the aggregate and on a per-director basis 4x Salary Ownership requirement Robust ownership and retention requirements for independent directors, increased from 3x to 4x as of January 1, 2025 Company Per Director Total Standard Biotools 0.17% 1.03% OraSure 0.16% 0.82% Fulgent Genetics 0.07% 0.21% Quanterix 0.07% 0.48% Peer Median 0.07% 0.36% Adaptive Biotech 0.06% 0.26% QuidelOrtho 0.05% 0.44% Veracyte 0.04% 0.27% Stock owned by independent directors Average tenure less than three years among independent directors, reflecting thoughtful development of a highly qualified, engaged and fit-for-purpose Board to oversee strategy Source: Public filings, FactSet (as of 3/27/26)

Executive Compensation & Alignment

The Facts OraSure's CEO compensation is predominantly performance-based and aligned with shareholder outcomes

Altai's analysis excludes time-based equity and includes unvested awards, which misrepresents the alignment of realized compensation with share performance

~87%

of CEO Carrie Eglinton Manner's pay consists of performance-based pay

- Executive compensation is predominantly equity-based, with long term incentives comprised of 50% performance-based PRUs and 50% time-vested RSUs
- Annual bonuses linked to financial and strategic performance
- CEO base salary remains unchanged since 2023; stock ownership minimum requirement of 6x base salary reinforces shareholder alignment
- The Company engaged with shareholders and incorporated feedback when adjusting metrics and thresholds to further strengthen the pay-for-performance framework

Highest ISS QualityScore for compensation:

Representing best practices

ISS has recommended "FOR" say-on-pay at the last two annual meetings

Shareholder support for say-on-pay proposals:

~91%

average across the last two meetings

OraSure's compensation program demonstrates strong alignment with shareholder interests, supported by independent validation and consistent investor backing

Source: Public filings, FactSet, ISS

8

Strategic Alternatives The Board regularly evaluates opportunities to maximize shareholder value and continues to do so, but now is not the right time for Altai Capital to pressure the Company into a sale process from inside the boardroom $13bn+ in strategic M&A transactions overseen by OraSure’s directors1 Our directors have significant M&A experience at OraSure and beyond The Board is well positioned to continue evaluating the full range of strategic opportunities available to the Company Despite Altai’s assertion that the Company is worth $4.54-$6.60 per share, it sold 127,000 shares at an average price of $2.98 in March 20262 We are at an inflection point in our business Initiating a sale process at this stage puts the execution of our strategy at risk and may result in shareholders not realizing the full value of these upcoming milestones OraSure’s management team has demonstrated its conviction in the Company’s strategy through significant purchases of stock in 2025 and 2026 We do not believe our current valuation reflects the Company’s near-term value creation potential in light of cost actions, margin expansion, capital return, and key FDA submissions Source: Public filings, FactSet 1. Includes M&A transactions overseen by OraSure directors across previous directorships and leadership roles 2. Altai Capital Management, L.P., Schedule 13D/A, filed with the SEC on March 17, 2026

Rishi Bajaj's Track Record

The Facts The track record of Rishi Bajaj, Altai's founder and principal, emphasizes speculative, transaction-driven outcomes rather than maximizing long-term shareholder value

Mr. Bajaj and Altai provide no evidence of sustained operating value creation, have limited experience, and do not show a track record of operational success

- Digimarc — Mr. Bajaj's only current public directorship — **has declined (65%) since his appointment**[1]
- FY25 revenue declined YoY at Digimarc, **which remains unprofitable**
- Mr. Bajaj's directorship at ContextLogic **resulted in a liquidation-style outcome** driven by balance sheet actions rather than underlying operating improvement

OraSure is at a critical inflection point that demands relevant industry and operational transformation expertise, which is not supported by Mr. Bajaj's track record

Source: Public filings, FactSet (as of 3/27/27)
1. Measures price change since the trading day prior to board appointment (7/28/25)

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Altai's Engagement History

The Facts OraSure has consistently engaged in good faith and proposed multiple constructive settlement solutions while Mr. Bajaj has been singularly focused on obtaining a Board seat for himself to press for a sale strategy within the boardroom

OraSure's proposal

Offered to Altai

- Board seat for one of Altai's nominees (John Bertrand)
- Information sharing framework to allow Altai to review a substantial amount of confidential information at regular intervals, including multi-quarter outlooks and access to board and management for discussion and feedback

VS.

Altai's demands

- Sought to position Altai's independent director nominee as a conduit for access to Board-level information
- Demanded access to all Company and Board-level information without ever offering a clear rationale

The Board conducted a thorough process for its most recent director refreshment...

- The Board conducted a thorough evaluation of Mr. Bajaj as a potential director candidate, including several reference checks and background research with the support of a leading search firm
- After ultimately declining his candidacy, the Board proposed a resolution that would include appointing Altai's independent nominee to the Board
- Altai repeatedly rejected the Board's proposals
- The Board has committed to declassification, regardless of the outcome with Altai

OraSure's attempts at settlement highlight our repeated efforts to reach a shareholder-aligned resolution while Altai consistently rejected these offers

Source: Public filings

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Appendix

Reconciliation of Non-GAAP Gross Margin1 Year Ended 2025 Year Ended 2022 gg Revenue $ $115,021 $ 387,479 GAAP Cost of products and services sold 66,823 239,041 GAAP Gross Margin 41.9% 38.3% Stock compensation 707 331 Amortization of acquisition-related intangible assets - 528 Transformation related expenses - 1,599 Inventory reserve for product line discontinuance 146 4 4,369 Non-GAAP Cost of Goods Sold 65,970 232,214 Non-GAAP Gross Margin 42.6% 39.9% 1.Non-GAAP Financial Measures: This presentation makes use of certain financial measures that are not prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Please refer to financial tables on this slide of the presentation for a reconciliation of any non-GAAP financial measures. We encourage investors to carefully consider OraSure’s results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand OraSure’s business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Further, non-GAAP financial measures, even if similarly titled, may not be calculated in the same manner by all companies, and therefore should not be compared.

Forward-Looking Statements This communication contains certain forward-looking statements, including with respect to products, product candidate development and manufacturing activities, regulatory submissions and authorizations, revenue growth and guidance, expected revenue from government orders, cost savings, cash flow, increasing margins and other matters. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors that could cause actual performance or results to be materially different from those expressed or implied in these statements include, but are not limited to: our ability to satisfy customer demand; ability to reduce our spending rate, capitalize on manufacturing efficiencies and drive profitable growth; ability to market and sell our products and services, whether through our internal, direct sales force or third parties; failure of distributors or other customers to meet purchase forecasts, historic purchase levels or minimum purchase requirements for our products; significant customer concentrations that exist or may develop in the future; ability to manufacture or have manufactured products in accordance with applicable specifications, performance standards and quality requirements; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; ability to effectively resolve warning letters, audit observations and other findings or comments from the FDA or other regulators; changes in relationships, including disputes or disagreements, with strategic partners or other parties and reliance on strategic partners for the performance of critical activities under collaborative arrangements; impact of replacing distributors; inventory levels at distributors and other customers; our ability to achieve its financial and strategic objectives and increase our revenues, including the ability to expand international sales and the ability to continue to reduce costs; impact of competitors, competing products and technology changes; reduction or deferral of public funding available to customers; competition from new or better technology or lower cost products; ability to develop, commercialize and market new products; market acceptance of our products and services; ability to achieve the anticipated benefits from the BioMedomics transaction; changes in market acceptance of products based on product performance or other factors, including changes in testing guidelines, algorithms or other recommendations by the Centers for Disease Control and Prevention or other agencies; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical products and components; availability of related products produced by third parties or products required for use of our products; impact of contracting with the U.S. government; impact of negative economic conditions; ability to achieve and maintain sustained profitability; ability to increase our gross margins; ability to utilize net operating loss carry forwards or other deferred tax assets; volatility of our stock price; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents, trade secrets and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including the impact of changes in international funding sources and testing algorithms on international sales; adverse movements in foreign currency exchange rates; loss or impairment of sources of capital; ability to attract and retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; cybersecurity incidents and other disruptions involving our computer systems or those of our third-party IT service providers, suppliers and customers; the impact of terrorist attacks, civil unrest, hostilities and war; and general political, business and economic conditions, including interest rates, inflationary pressures, capital market disruptions, changes in governmental agencies, international tariffs, trade protection measures, economic sanctions and economic slowdowns or recessions. These and other factors that could affect our results are discussed more fully in our SEC filings, including our registration statements, Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. Readers are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are made as of the date of this communication and OraSure undertakes no duty to update these statements. Important Additional Information OraSure intends to file a proxy statement and a white proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for OraSure’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”). STOCKHOLDERS OF ORASURE ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC IN CONNECTION WITH THE ANNUAL MEETING CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Stockholders will be able to obtain OraSure’s proxy statement, any amendments or supplements to the proxy statement and other documents filed by OraSure with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at OraSure’s website at https://orasure.gcs-web.com/financial-information/sec-filings. Participant Information OraSure, each of its directors (Carrie Eglinton Manner (Chief Executive Officer), Steven K. Boyd, Nancy J. Gagliano, M.D., M.B.A., John P. Kenny, Lelio Marmora and Robert W. McMahon) and one of its executive officers in addition to Ms. Eglinton Manner (Kenneth J. McGrath, Chief Financial Officer) are deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from OraSure’s stockholders in connection with matters to be considered at the Annual Meeting. Information about the names of OraSure’s directors and officers, their respective interests in OraSure by security holdings or otherwise, and their respective compensation is set forth in the sections entitled “Executive Officers,” “Election of Directors,” “Compensation Discussion and Analysis,” “Director Compensation,” and “Stock Ownership of Certain Beneficial Owners and Management” in OraSure’s definitive proxy statement on Schedule 14A for OraSure’s 2025 Annual Meeting of Stockholders, filed with the SEC on April 4, 2025 (available here). Supplemental information regarding the participants’ holdings of OraSure’s securities can be found in SEC filings on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC on March 27, 2025 for Mr. Kenny (available here); May 15, 2025 for Mr. Marmora (available here), Mr. McMahon (available here), Ms. Gagliano (available here), and Mr. Kenny (available here); June 5, 2025 for Ms. Eglinton Manner (available here); June 25, 2025 for Mr. Kenny (available here); August 4, 2025 for Mr. McMahon (available here); August 11, 2025 for Mr. McGrath (available here); September 26, 2025 for Mr. Kenny (available here); December 2, 2025 for Ms. Gagliano (available here) and Mr. Boyd (available here and here); December 19, 2025 for Mr. Kenny (available here); on March 3, 2026 for Mr. McGrath (available here) and Ms. Eglinton Manner (available here); March 16, 2026 for Mr. McGrath (available here) and Ms. Eglinton Manner (available here); and March 23, 2026 for Mr. McGrath (available here) and Ms. Eglinton Manner (available here). Such filings are also available on OraSure’s website at https://orasure.gcs-web.com/financial-information/sec-filings. Updated information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in OraSure’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the Annual Meeting.